Exhibit 3.o

ARTICLES OF INCORPORATION

OF

CROWN FINANCIAL CORPORATION

* * * * * * * *

FIRST. The name of the corporation is:

CROWN FINANCIAL CORPORATION.

SECOND. The location and Post Office address of its initial registered office in the Commonwealth of Pennsylvania is: 9300 Ashton Road, Philadelphia 36, Pennsylvania.

THIRD. The purposes for which the corporation is formed are:

(a) To buy, sell, pledge, and generally deal in and loan money on commercial paper, warehouse receipts, securities, shares of stock, bonds, debentures and evidences of indebtedness of all kinds, whether secured or unsecured, including bills and accounts receivable, to manufacture, to buy and sell, warehouse, store and deal in, either as principal or agent and upon commission, consignment or otherwise, goods, wares, merchandise, commodities or property of any and every kind and to hypothecate the same as security; to advance money to any person, firm or corporation on the security of any such property or on the security of commercial paper or notes given in evidence of any deferred payment for any property sold by this corporation or by any person, firm, association or corporation to assist in the organization, incorporation, reorganization, financing and refinancing of corporations, syndicates, partnerships and associations of all kinds and individuals, either by the sale of or lending money on bonds, stocks, securities, debentures, notes or undertakings or otherwise, and to endorse, underwrite and subscribe for the bonds, stocks, securities, debentures, notes or undertakings of any corporation, syndicate, partnership, association or individual to do a general agency business; also to engage in the business of lending money provided, however, northing herein contained shall be taken to authorize or intended to authorize such corporation to engage in the business of banking or functions of bank discount or to deal in commercial paper in the exercise of the functions of bank discount under The Act of April 8, 1937 P.L. 262 (Consumer Discount Co. Act), The Act of June 17, 1937, P.L. 1012, as amended (Small Loan Act) or by The Act of March 15, 1933, P.L. 624 as amended (Banking Code).

FOURTH. The term of this corporation’s existence is PERPETUAL.

FIFTH. The aggregate number of shares which the corporation shall have authority to issue is:

Total authorized capital stock of this corporation is one hundred thousand dollars ($100,000) divided into 100 shares common stock, no par value.

If it seems desirable to do so, the Board of Directors may from time to time issue scrip for fractional shares of stock. Such scrip shall not confer upon the holder any voting or other rights of a stockholder of the Corporation, but the Corporation shall from time to time, within such time as the Board of Directors may determine, issue one whole share of stock upon the surrender of scrip for fractional shares aggregating one whole share properly endorsed, if in registered form.

The corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the corporation shall have notice thereof, save as expressly provided by the laws of the State of Pennsylvania.

SIXTH. No stockholder of this corporation shall have any preemptive or preferential right of subscription to any shares of any stock of this corporation, or to any obligations convertible into stock of this corporation, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors of this corporation in its discretion from time to time may determine, and at such price as the Board of Directors from time to time may fix, pursuant to the authority hereby conferred by the Articles of Incorporation of this corporation, and the Board of Directors may issue stock of this corporation, or obligations convertible into stock, without offering such issue of stock, either in whole or in part to the stockholders of this corporation. The acceptance of stock in this corporation shall be a waiver of any such preemptive or preferential right which in the absence of this provision might otherwise be asserted by stockholders of this corporation or any of them.

SEVENTH. The names and addresses of each of the first Directors, who shall serve until the first Annual Meeting are:

NAME	ADDRESS
N. A. D’Angelo	9300 Ashton Road, Philadelphia 36, Penna.

R. M. O’Malley	9300 Ashton Road, Philadelphia 36, Penna.

J. R. Cox	9300 Ashton Road, Philadelphia 36, Penna.

EIGHT. The names and addresses of each of the incorporators and the number and class of shares subscribed by each are:

NAME	ADDRESS	SHARES
N. A. D’Angelo	9300 Ashton Road, Philadelphia 36, Pa.	1 Share Common

R. M. O’Malley	9300 Ashton Road, Philadelphia 36, Pa.	1 Share Common

J. R. Cox	9300 Ashton Road, Philadelphia 36, Pa.	1 Share Common

NINTH. The number of Directors of the corporation shall be as specified in the By-Laws, and such may, from time to time, be increased or decreased in such manner as may be prescribed in the By-Laws provided the number of Directors shall not be less than three. In case of any increase in the number of Directors, the additional Directors may be elected by the Board of Directors, to hold office until the next Annual Meeting of the shareholders and until the successors are elected and qualified. In the case of vacancy or vacancies in the Board of Directors a majority of the remaining members of the Board may elect a Director or Directors to fill such vacancy or vacancies.

Directors need not be stockholders,

IN TESTIMONY WHEREOF, the incorporators have signed and sealed these Articles of Incorporation, this the 1st day of February, 1962.

/s/ N. A. D’Angelo	(SEAL)

/s/ R. M. O’Malley	(SEAL)

/s/ J. R. Cox	(SEAL)

Approved and filed in the Department of State on the 1st day of February, A. D. 1962.

/s/ E. James Trimarchi Jr.
Secretary of the Commonwealth

ARTICLES OF AMENDMENT

OF

CROWN FINANCIAL CORPORATION

1. The name of the corporation is CROWN FINANCIAL CORPORATION, and the registered office of the corporation is 9300 Ashton Road, Philadelphia 36, Pennsylvania.

2. Formed under Business Corporation Law, May 5, 1933, P.L. 364, as amended. Date of Incorporation February 1, 1962.

3. The Shareholders met at the offices of the corporation, 9300 Ashton Road, Philadelphia 36, Pennsylvania, at 11:00 o’clock A.M., on the 20th day of July 1962, pursuant to written Notice of Special Meeting of Shareholders dated July 6, 1962, at which time the Amendment was unanimously adopted.

4. There are one hundred (100) shares of Common Stock outstanding entitled to vote on the Amendment. There are no other classes of shares.

5. There were one hundred (100) shares of Common Stock voted for the Amendment. There were no votes against the Amendment.

6. The Amendment adopted by the Shareholders is as follows:

To amend paragraph “THIRD” of the ARTICLES OF INCORPORATION to read as follows:

THIRD. The purposes for which the corporation is formed are:

(a) To buy, sell, pledge, and generally deal in and loan money on commercial paper, warehouse receipts, securities, shares of stock, bonds, debentures and evidences of indebtedness of all kinds, whether secured or unsecured, including bills and accounts receivable, to act as funding agent for any person, partnership, association or corporation in dealing in property of any and every kind; to manufacture, to buy and sell, warehouse, store and deal in, either as principal or agent and upon commission, consignment or otherwise, goods, wares, merchandise, commodities, or property of any and every kind and to hypothecate the same as security; to advance money to any person, firm or corporation on the security of any such property or on the security of commercial paper or notes given in evidence of any deferred payment for any property sold by this corporation or by any person, firm, association or corporation to assist in the organization, incorporation, reorganization, financing and refinancing of corporations, syndicates, partnerships and associations of all kinds and individuals, either by the sale of or lending money on bonds, stocks, securities, debentures, notes or undertakings or otherwise, and to endorse, underwrite and subscribe for the bonds, stocks, securities, debentures, notes or undertakings of any corporation, syndicate, partnership, association or individual to do a general agency business; also to engage in the business of lending money provided, however, nothing herein contained shall be taken to authorize or intended to authorize such corporation to engage in the business of banking or functions of bank discount or to deal in commercial paper in the exercise of the functions of bank discount under The Act of April 8, 1937 P.L. 262 (Consumer Discount Co. Act), The Act of June 17, 1937, P.L. 1012, as amended (Small Loan Act) or by The Act of May 15, 1933, P.L. 624 as amended (Banking Code).

IN TESTIMONY WHEREOF, The duly authorized officers have signed and sealed these Articles of Amendment this the 20th day of July, 1962.

CROWN FINANCIAL CORPORATION

By	/s/ Henry S. Faus
President

ATTEST:

/s/ Francis X. Dalton
Secretary

Seal

Approved and filed in the Department of State on the 8th day of August, 1962.

/s/ E. James Trimarchi Jr.
Secretary of the Commonwealth